For additional information, contact:
Mark Fusler Corporate Controller and Investor Relations
News Release	Email: investor_relations@cavco.com Phone: 602-256-6263 On the Internet: www.cavco.com
FOR IMMEDIATE RELEASE

CAVCO INDUSTRIES REPORTS ACCEPTANCE OF SETTLEMENT IN SEC ACTION

PHOENIX, September 23, 2022 (GLOBE NEWSWIRE) – Cavco Industries, Inc. (Nasdaq: CVCO) today announced that the United States District Court for the District of Arizona approved the settlement of the Securities and Exchange Commission action against the Company. The action was based on securities trading in 2017 directed by Joseph Stegmayer, former chief executive officer, which resulted in an unrealized gain of approximately $265,000 for the Company. Without admitting or denying the findings of the consent judgment, the Company agreed to the imposition of an injunction against future violations of the antifraud and internal accounting control provisions of the Securities Exchange Act of 1934 and a monetary penalty of $1.5 million.
The settlement resolves all claims in the action against the Company. Daniel Urness, its former chief financial officer, is the only remaining defendant in the ongoing action. Mr. Stegmayer settled the SEC claims against him last year.
"After working to resolve this matter for an extended period of time, we are very happy to have reached a settlement on reasonable terms," said President and Chief Executive Officer Bill Boor.
.About Cavco Industries, Inc.

Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and Company-owned retailers. We are one of the largest producers of manufactured and modular homes in the United States, based on reported wholesale shipments. Our products are marketed under a variety of brand names including Cavco, Fleetwood, Palm Harbor, Nationwide, Fairmont, Friendship, Chariot Eagle, Destiny, Commodore, Colony, Pennwest, R-Anell, Manorwood and MidCountry. We are also a leading producer of park model RVs, vacation cabins and factory-built commercial structures. Cavco's finance subsidiary, CountryPlace Mortgage, is an approved Fannie Mae and Freddie Mac seller/servicer and a Ginnie Mae mortgage-backed securities issuer that offers conforming mortgages, non-conforming mortgages and home-only loans to purchasers of factory-built homes. Our insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes. Additional information about Cavco can be found at https://www.cavco.com.

Forward-Looking Statements

Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing industry; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: the impact of local or national emergencies including the COVID-19 pandemic, including such impacts from state and federal regulatory action that restricts our ability to operate our business in the ordinary course and impacts on (i) customer demand and the availability of financing for our products, (ii) our supply chain and the availability of raw materials for the manufacture of our products, (iii) the availability of labor and the health and safety of our workforce and (iv) our liquidity and access to the capital markets; labor shortages and the pricing and availability of raw materials; our ability to successfully integrate past acquisitions or future acquisitions and the ability to attain the anticipated benefits of such acquisitions; involvement in vertically integrated lines of business, including manufactured housing consumer finance, commercial finance and insurance; information technology failures or cyber incidents; our participation in certain financing programs for the purchase of our products by industry distributors and consumers, which may expose us to additional risk of credit loss; significant warranty and construction defect claims; our contingent repurchase obligations related to wholesale financing; a write-off of all or part of our goodwill; our ability to maintain relationships with independent distributors; our business and operations being concentrated in certain geographic regions; governmental and regulatory disruption, including prolonged delays by Congress and the President to approve budgets or continuing appropriations resolutions to facilitate the operation of the federal government; curtailment of available financing from home-only lenders and increased lending regulations; availability of wholesale financing and limited floor plan lenders; market forces and housing demand fluctuations; the cyclical and seasonal nature of our business; competition; general deterioration in economic conditions and turmoil in the financial markets; unfavorable zoning ordinances; extensive regulation affecting the production and sale of manufactured housing; potential financial impact on the Company from the subpoenas we received from the SEC and its ongoing investigation, including the risk of potential litigation or regulatory action, and costs and expenses arising from the SEC subpoenas and investigation and the events described in or covered by the SEC subpoenas and investigation, which include the Company's indemnification obligations and insurance costs regarding such matters, and potential reputational damage that the Company may suffer; losses not covered by our director and officer insurance, which may be large, adversely impacting financial performance; loss of any of our executive officers; our ability to generate income in the future; liquidity and ability to raise capital may be limited; organizational document provisions delaying or making a change in control more difficult; and volatility of stock price; together with all of the other risks described in our filings with the SEC. Readers are specifically referred to the Risk Factors described in Item 1A of the Company's Annual Report on Form 10-K for the year ended April 3, 2021 as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place undue reliance on any such forward-looking statements.